Exhibit 99.1

Instacart Announces Third Quarter 2026 Financial Results

GTV grew 15% year-over-year and total revenue grew 17% year-over-year

GAAP net income of $147 million; Adjusted EBITDA of $342 million, up 23% year-over-year

Instacart enters into definitive agreement to be acquired by DoorDash in a cash-and-stock transaction with an equity value of approximately $17 billion

San Francisco - October 29, 2026 - Instacart (NASDAQ: CART) today released financial results for its third quarter ended September 30, 2026.

Additionally, in a separate release issued today, Instacart announced that it has entered into a definitive agreement to be acquired by DoorDash, Inc. (NASDAQ: DASH). The cash-and-stock transaction values Instacart at an equity value of approximately $17 billion.

“Q3 was our best quarter as a public company, with GTV up 15% year-over-year and advertising and other revenue up 23% year-over-year. Our fundamentals keep getting stronger, with solid consumer demand, deepening customer engagement, and expanding profitability,” said Chris Rogers, CEO. “Online grocery is still an underpenetrated category, and we’re in the early stages of realizing what our purpose-built grocery technology can do to transform it. That’s why we’re building the operating system for grocery: one integrated platform that powers ecommerce, fulfillment, in-store, retail media, and AI Solutions. We’re excited about what’s ahead, working closely with our partners to strengthen and grow their businesses and shape the future of the grocery industry.”

Third Quarter 2026 Financial Highlights

•	GTV of $10,528 million, up 15% year-over-year.

•	Orders of 91.4 million, up 10% year-over-year.

•	Total revenue of $1,095 million, up 17% year-over-year, representing 10.4% of GTV.

•	Transaction revenue of $764 million, up 14% year-over-year, representing 7.3% of GTV.

•	Advertising and other revenue of $331 million, up 23% year-over-year, representing 3.1% of GTV.

•	GAAP gross profit of $786 million, up 14% year-over-year, representing 7.5% of GTV and 72% of total revenue.

•	GAAP net income of $147 million, up 2% year-over-year, representing 1.4% of GTV and 13% of total revenue.

•	Adjusted EBITDA of $342 million, up 23% year-over-year, representing 3.2% of GTV and 31% of total revenue.

•	Operating cash flow of $324 million, up 13% year-over-year, and free cash flow of $307 million, up 13% year-over-year.

•	Repurchased $230 million in shares and ended the quarter with $1 billion in cash and similar assets.

	Three Months Ended September 30,
	2025	2026	% Change
	(in millions, except percentages)
GTV	$9,170	$10,528	15%
Orders	83.4	91.4	10%
Total revenue	$939	$1,095	17%
GAAP gross profit	$692	$786	14%
GAAP gross margin	74%	72%
GAAP gross profit as a percent of GTV	7.5%	7.5%
GAAP net income	$144	$147	2%
GAAP net income as a percent of total revenue	15%	13%
GAAP net income as a percent of GTV	1.6%	1.4%
Adjusted EBITDA (1)	$278	$342	23%
Adjusted EBITDA margin (1)	30%	31%
Adjusted EBITDA as a percent of GTV (1)	3.0%	3.2%
Net cash provided by operating activities	$287	$324	13%
Free cash flow (1)	$272	$307	13%

(1)

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA as a percent of GTV, and free cash flow are non-GAAP financial measures. For more information regarding our use of these measures and reconciliations to the most directly comparable financial measures calculated in accordance with GAAP, see the section titled “Non-GAAP Financial Measures” and the reconciliations presented at the end of this press release.

Cancellation of Earnings Conference Call and Suspension of Guidance

In light of the announced agreement to be acquired by DoorDash, Instacart has cancelled its earnings conference call previously scheduled for November 5, 2026. In addition, as is customary during the pendency of such a transaction, Instacart is suspending its financial guidance and has withdrawn previously issued long-term guidance.

About Instacart

Instacart is a leading grocery technology company that partners with more than 2,200 retail banners – representing nearly 100,000 stores – to transform how people shop for the groceries they need from the retailers they trust, while creating flexible earning opportunities for shoppers. Through the Instacart Marketplace, Instacart Enterprise platform, and Instacart Ads ecosystem, the company powers ecommerce, fulfillment, in-store technology, AI offerings, and advertising for partners. For more information, visit www.instacart.com/company. Maplebear Inc. is the registered corporate name of Instacart.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact could be deemed forward-looking, including without limitation statements regarding the proposed acquisition of Instacart by DoorDash, trends in our business and industry, our plans and expectations regarding growth, products, features, and partnerships, including expansion of our capabilities, services, and solutions, and our strategic priorities, investments, and initiatives. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

The forward-looking statements contained in this press release are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, the completion of the proposed merger with DoorDash (the “merger”) within the expected timeframe or at all; our ability to receive regulatory or stockholder approval of the merger; the possibility that any other conditions to closing the merger are not waived or satisfied; contractual restrictions on the operation of our business during the pendency of the merger; disruption of management’s time and resources from ongoing business operations due to the merger; our ability to attract and retain key personnel during the pendency of the merger; legal action against us or our board of directors in connection with the merger; the occurrence of any event or circumstance giving rise to a right to terminate the merger, which may include an obligation that we pay a termination fee; our ability to forecast our performance; our ability to attract and increase engagement of, and maintain relationships with, customers, retailers, brands, and shoppers, including following the announcement of the merger; the increasing scale, scope, and complexity of our business; evolving and uncertain macroeconomic conditions; our ability to achieve and maintain profitability and profitable growth; competition; and legal and regulatory developments; as well as other risks described from time to time in our filings with the Securities and Exchange Commission (SEC), including in our most recent annual report on Form 10-K or quarterly report on Form 10-Q filed with the SEC.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release on information available to us as of the date hereof, and we undertake no obligation to update any forward-looking statements, except as required by law.

Key Business Metrics

We use the following key business metrics to help us evaluate our business, identify trends affecting our performance, formulate business plans, and make strategic decisions:

•

Gross Transaction Value (GTV): We define GTV as the value of the products sold through Instacart, including applicable taxes, deposits and other local fees, customer tips, which go directly to shoppers, customer fees, which include flat subscription fees related to Instacart+ that are charged monthly or annually, and other fees. GTV consists of orders including those completed through Instacart Marketplace or services that are part of the Instacart Enterprise platform. We believe that GTV indicates the health of our business, including our ability to drive revenue and profits, and the value we provide to our constituents.

•

Orders: We define an order as a completed customer transaction to purchase goods for delivery or pickup primarily from a single retailer through Instacart during the period indicated, including those completed through Instacart Marketplace or services that are part of the Instacart Enterprise platform. We believe that orders are an indicator of the scale and growth of our business as well as the value we bring to our constituents.

Non-GAAP Financial Measures

We use the following non-GAAP financial measures in conjunction with GAAP measures to assess performance, to inform the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to discuss our business and financial performance with our board of directors. We believe that these non-GAAP financial measures provide useful information to investors about our business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. We are presenting these non-GAAP financial measures to assist investors in seeing our business and financial performance through the eyes of management, and because we believe that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry.

Adjusted EBITDA, Adjusted EBITDA as a Percent of GTV, and Adjusted EBITDA Margin. We define Adjusted EBITDA as net income (loss), adjusted to exclude (i) provision for (benefit from) income taxes, (ii) interest income, (iii) other (income) expense, net, (iv) depreciation and amortization expense, (v) stock-based compensation expense, (vi) payroll taxes related to stock-based compensation, (vii) certain legal and regulatory reserve changes and settlements, (viii) reserves for sales and other indirect taxes, net, (ix) certain transaction-related expenses, and (x) certain other items not indicative of our ongoing operating performance. We define Adjusted EBITDA margin as Adjusted EBITDA as a percent of total revenue.

Adjusted Cost of Revenue and Adjusted Cost of Revenue as a Percent of GTV. We define adjusted cost of revenue as cost of revenue excluding depreciation and amortization expense and stock-based compensation expense.

Adjusted Operations and Support Expense and Adjusted Operations and Support Expense as a Percent of GTV. We define adjusted operations and support expense as operations and support expense excluding depreciation and amortization expense, stock-based compensation expense, and payroll taxes related to stock-based compensation.

Adjusted Research and Development Expense and Adjusted Research and Development Expense as a Percent of GTV. We define adjusted research and development expense as research and development expense excluding depreciation and amortization expense, stock-based compensation expense, and payroll taxes related to stock-based compensation.

Adjusted Sales and Marketing Expense and Adjusted Sales and Marketing Expense as a Percent of GTV. We define adjusted sales and marketing expense as sales and marketing expense excluding depreciation and amortization expense, stock-based compensation expense, and payroll taxes related to stock-based compensation.

Adjusted General and Administrative Expense and Adjusted General and Administrative Expense as a Percent of GTV. We define adjusted general and administrative expense as general and administrative expense excluding depreciation and amortization expense; stock-based compensation expense; payroll taxes related to stock-based compensation; certain legal and regulatory reserve changes and settlements; reserves for sales and other indirect taxes, net; and certain transaction-related expenses.

Adjusted Total Operating Expenses and Adjusted Total Operating Expenses as a Percent of GTV. We define adjusted total operating expenses as the sum of adjusted operations and support expense, adjusted research and development expense, adjusted sales and marketing expense, and adjusted general and administrative expense.

We exclude depreciation and amortization expense and stock-based compensation expense from our non-GAAP financial measures as these are non-cash in nature. We exclude payroll taxes related to the vesting and settlement of certain equity awards; certain legal and regulatory reserve changes and settlements; reserves for sales and other indirect taxes, net; certain transaction-related expenses; and certain other items as these are not indicative of our ongoing operating performance.

Free Cash Flow. We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment, including capitalized internal-use software.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies, which reduce their usefulness as comparative measures. In addition, other companies may not publish these or similar measures. Further, these measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this press release for the reconciliation of GAAP to non-GAAP results.

Contacts

Investor Relations: investors@instacart.com

Press: press@instacart.com

MAPLEBEAR INC. DBA INSTACART

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in millions)

	As of December 31,	As of September 30,
	2025	2026
ASSETS
Current assets:
Cash and cash equivalents	$637	$830
Short-term marketable securities	50	97
Accounts receivable, net	1,127	1,052
Restricted cash and cash equivalents, current	172	93
Prepaid expenses and other current assets	213	144

Total current assets	2,199	2,216
Long-term marketable securities	81	8
Restricted cash and cash equivalents, noncurrent	18	—
Property and equipment, net	218	213
Operating lease right-of-use assets	30	26
Intangible assets, net	71	75
Goodwill	393	428
Deferred tax assets, net	664	564
Other assets	14	48

Total assets	$3,687	$3,577

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$70	$81
Accrued and other current liabilities	634	641
Operating lease liabilities, current	3	4
Deferred revenue	211	221

Total current liabilities	917	947
Operating lease liabilities, noncurrent	33	30
Other long-term liabilities	24	33

Total liabilities	974	1,010

Series A redeemable convertible preferred stock	196	—

Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	7,005	7,617
Accumulated other comprehensive loss	(1)	(7)
Accumulated deficit	(4,486)	(5,043)

Total stockholders’ equity	2,518	2,567

Total liabilities, redeemable convertible preferred stock, and stockholders’ equity	$3,687	$3,577

Note: Due to rounding, numbers presented may not sum precisely to the totals presented.

MAPLEBEAR INC. DBA INSTACART

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions, except share amounts, which are reflected in thousands, and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2026	2025	2026
Revenue	$939	$1,095	$2,750	$3,157
Cost of revenue	247	309	709	882

Gross profit	692	786	2,041	2,275
Operating expenses:
Operations and support	62	70	203	218
Research and development	169	194	479	561
Sales and marketing	206	242	640	706
General and administrative	87	106	319	291

Total operating expenses	525	612	1,641	1,776

Income from operations	166	174	401	499
Other income (expense), net	(1)	1	1	1
Interest income	16	6	45	18

Income before provision for income taxes	181	182	447	517
Provision for income taxes	37	34	81	114

Net income	$144	$147	$366	$403
Accretion related to Series A redeemable convertible preferred stock	(2)	(2)	(7)	(7)

Net income attributable to common stockholders, basic	$142	$145	$359	$396
Accretion related to Series A redeemable convertible preferred stock	2	2	7	7

Net income attributable to common stockholders, diluted	$144	$147	$366	$403

Net income per share attributable to common stockholders:
Basic	$0.54	$0.62	$1.37	$1.68

Diluted	$0.51	$0.60	$1.30	$1.61

Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	264,895	232,964	263,314	235,699

Diluted	283,176	247,591	282,479	250,015

Note: Due to rounding, numbers presented may not sum precisely to the totals presented.

MAPLEBEAR INC. DBA INSTACART

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2026	2025	2026
OPERATING ACTIVITIES
Net income	$144	$147	$366	$403
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	25	35	65	97
Stock-based compensation expense	82	120	253	341
Impairments of long-lived assets and other assets	10	1	21	7
Provision for bad debts	3	2	12	8
Amortization of operating lease right-of-use assets	2	1	7	4
Deferred income taxes	67	32	66	99
Other	1	(1)	(4)	2
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(4)	(76)	(35)	65
Prepaid expenses and other assets	—	30	46	51
Accounts payable	9	19	(3)	11
Accrued and other current liabilities	(49)	21	(17)	(13)
Deferred revenue	—	(11)	18	9
Operating lease liabilities	(1)	(1)	(7)	(2)
Other long-term liabilities	(2)	4	(2)	4

Net cash provided by operating activities	287	324	788	1,085

INVESTING ACTIVITIES
Purchases of marketable securities	(86)	(4)	(230)	(17)
Maturities of marketable securities	94	27	221	42
Purchases of property and equipment, including capitalized internal-use software	(15)	(17)	(49)	(46)
Acquisitions of businesses, net of cash acquired	—	(29)	(105)	(58)
Other investing activities	—	(10)	(1)	(10)

Net cash used in investing activities	(7)	(32)	(163)	(89)

FINANCING ACTIVITIES
Taxes paid related to net share settlement of equity awards	(7)	(4)	(21)	(12)
Proceeds from exercise of stock options	1	2	8	6
Changes in advances from payment card issuer	(2)	(3)	41	31
Repurchases of common stock	(62)	(238)	(272)	(921)
Other financing activities	—	—	—	(2)

Net cash used in financing activities	(70)	(243)	(245)	(898)

Effect of foreign exchange on cash, cash equivalents, and restricted cash and cash equivalents	(2)	1	4	(2)

Net increase in cash, cash equivalents, and restricted cash and cash equivalents	208	49	384	96

Cash, cash equivalents, and restricted cash and cash equivalents - beginning of period	1,625	874	1,449	827

Cash, cash equivalents, and restricted cash and cash equivalents - end of period	$1,833	$923	$1,833	$923

Note: Due to rounding, numbers presented may not sum precisely to the totals presented.

MAPLEBEAR INC. DBA INSTACART

KEY BUSINESS METRICS AND RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited, in millions, except percentages)

	Three Months Ended September 30,
	2025	2026
GTV	$9,170	$10,528
Orders	83.4	91.4
Net income	$144	$147
Provision for income taxes	37	34
Interest income	(16)	(6)
Other expense (income), net	1	(1)
Depreciation and amortization expense	25	35
Stock-based compensation expense	82	120
Payroll taxes related to stock-based compensation (1)	4	4
Certain legal and regulatory reserve changes and settlements (2)	2	4
Reserves for sales and other indirect taxes, net (3)	(1)	4
Certain transaction-related expenses (4)	—	1

Adjusted EBITDA	$278	$342

Net income as a percent of GTV	1.6%	1.4%

Adjusted EBITDA as a percent of GTV	3.0%	3.2%

Total revenue	$939	$1,095

Net income as a percent of total revenue	15%	13%

Adjusted EBITDA margin	30%	31%

(1)	Represents employer payroll taxes related to the vesting and settlement of certain equity awards.
(2)

Represents certain legal and regulatory reserve changes and settlements, including those related to worker classification and policy matters, as well as non-recurring intellectual property matters and legal and regulatory settlements. These matters have limited precedent, cover extended historical periods and are unpredictable in both magnitude and timing, therefore are distinct from normal, recurring legal and regulatory matters and related expenses incurred in our ongoing operating performance.

(3)

Represents sales and other indirect tax reserves, net of abatements, for periods in which we were unable to collect such taxes from customers. We believe this adjustment is useful for investors in understanding our underlying operating performance because in these cases, the taxes were not intended to be a cost to us but rather are to be borne by the customers.

(4)	Represents certain transaction-related expenses, including acquisition- and integration-related expenses.

Note: Due to rounding, numbers presented may not sum precisely to the totals presented.

MAPLEBEAR INC. DBA INSTACART

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited, in millions, except percentages)

	Three Months Ended
	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,
	2025	2025	2026	2026	2026
Cost of revenue	$247	$275	$281	$292	$309
Depreciation and amortization expense	(20)	(20)	(24)	(26)	(29)
Stock-based compensation expense	(3)	(2)	(2)	(3)	(2)

Adjusted cost of revenue	$225	$253	$255	$262	$278

Cost of revenue as a percent of GTV	2.7%	2.8%	2.7%	2.8%	2.9%

Adjusted cost of revenue as a percent of GTV	2.5%	2.6%	2.5%	2.5%	2.6%

Operations and support expense	$62	$71	$74	$74	$70
Depreciation and amortization expense	—	(1)	(1)	(1)	(1)
Stock-based compensation expense	(3)	(4)	(3)	(5)	(4)

Adjusted operations and support expense	$58	$67	$70	$68	$65

Operations and support expense as a percent of GTV	0.7%	0.7%	0.7%	0.7%	0.7%

Adjusted operations and support expense as a percent of GTV	0.6%	0.7%	0.7%	0.7%	0.6%

Research and development expense	$169	$170	$164	$202	$194
Depreciation and amortization expense	(2)	(2)	(2)	(2)	(2)
Stock-based compensation expense	(56)	(55)	(46)	(84)	(68)
Payroll taxes related to stock-based compensation (1)	(2)	(2)	(4)	(4)	(2)

Adjusted research and development expense	$109	$112	$111	$113	$122

Research and development expense as a percent of GTV	1.8%	1.7%	1.6%	2.0%	1.8%

Adjusted research and development expense as a percent of GTV	1.2%	1.1%	1.1%	1.1%	1.2%

Sales and marketing expense	$206	$214	$230	$233	$242
Depreciation and amortization expense	(3)	(2)	(2)	(3)	(2)
Stock-based compensation expense	(13)	(16)	(10)	(22)	(20)
Payroll taxes related to stock-based compensation (1)	(1)	—	(1)	(1)	(1)

Adjusted sales and marketing expense	$191	$195	$217	$208	$220

Sales and marketing expense as a percent of GTV	2.3%	2.2%	2.2%	2.3%	2.3%

Adjusted sales and marketing expense as a percent of GTV	2.1%	2.0%	2.1%	2.0%	2.1%

MAPLEBEAR INC. DBA INSTACART

RECONCILIATION OF GAAP TO NON-GAAP RESULTS (CONTINUED)

(unaudited, in millions, except percentages)

	Three Months Ended
	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,
	2025	2025	2026	2026	2026
General and administrative expense	$87	$163	$88	$98	$106
Depreciation and amortization expense	(1)	(1)	(1)	(1)	(1)
Stock-based compensation expense	(7)	(21)	(19)	(27)	(25)
Payroll taxes related to stock-based compensation (1)	(1)	—	(1)	(1)	(1)
Certain legal and regulatory reserve changes and settlements (2)	(2)	(78)	(1)	13	(4)
Reserves for sales and other indirect taxes, net (3)	1	1	—	(1)	(4)
Certain transaction-related expenses (4)	—	(1)	(1)	(3)	(1)

Adjusted general and administrative expense	$78	$63	$65	$79	$69

General and administrative expense as a percent of GTV	1.0%	1.7%	0.9%	0.9%	1.0%

Adjusted general and administrative expense as a percent of GTV	0.8%	0.6%	0.6%	0.8%	0.7%

Total operating expenses	$525	$619	$556	$608	$612
Depreciation and amortization expense	(6)	(6)	(6)	(6)	(6)
Stock-based compensation expense	(79)	(96)	(78)	(139)	(117)
Payroll taxes related to stock-based compensation (1)	(3)	(3)	(6)	(6)	(4)
Certain legal and regulatory reserve changes and settlements (2)	(2)	(78)	(1)	13	(4)
Reserves for sales and other indirect taxes, net (3)	1	1	—	(1)	(4)
Certain transaction-related expenses (4)	—	(1)	(1)	(3)	(1)

Adjusted total operating expenses	$436	$436	$463	$468	$476

Total operating expenses as a percent of GTV	5.7%	6.3%	5.4%	5.9%	5.8%

Adjusted total operating expenses as a percent of GTV	4.8%	4.4%	4.5%	4.5%	4.5%

(1)	Represents employer payroll taxes related to the vesting and settlement of certain equity awards.
(2)

Represents certain legal and regulatory reserve changes and settlements, including those related to worker classification and policy matters, as well as non-recurring intellectual property matters and legal and regulatory settlements. These matters have limited precedent, cover extended historical periods and are unpredictable in both magnitude and timing, therefore are distinct from normal, recurring legal and regulatory matters and related expenses incurred in our ongoing operating performance.

(3)

Represents sales and other indirect tax reserves, net of abatements, for periods in which we were unable to collect such taxes from customers. We believe this adjustment is useful for investors in understanding our underlying operating performance because in these cases, the taxes were not intended to be a cost to us but rather are to be borne by the customers.

(4)	Represents certain transaction-related expenses, including acquisition- and integration-related expenses.

MAPLEBEAR INC. DBA INSTACART

RECONCILIATION OF GAAP TO NON-GAAP RESULTS (CONTINUED)

(unaudited, in millions, except percentages)

	Three Months Ended
	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,
	2025	2025	2026	2026	2026
Net cash provided by operating activities	$287	$184	$268	$493	$324
Purchases of property and equipment, including capitalized internal-use software	(15)	(12)	(16)	(13)	(17)

Free cash flow	$272	$171	$253	$480	$307

Note: Due to rounding, numbers presented may not sum precisely to the totals presented.